Exhibit 23.1

                          INDEPENDENT AUDITORS' CONSENT

         We consent to the incorporation by reference in this Registration Statement of Allstate Life Global Funding and Allstate Life Insurance Company on Form S-3 of our report dated February 5, 2003, appearing in the Annual Report on Form 10-K of Allstate Life Insurance Company for the year ended December 31, 2002 and to the reference to us under the heading "Experts" in the prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

Chicago, Illinois
January 27, 2004